Exhibit 1.01

Conflict Minerals Report of Amkor Technology, Inc.

All information contained in this Conflict Minerals Report (the “Report”), other than statements of historical fact, constitute forward-looking statements within the meaning of federal securities laws. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2015. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after filing this Report with the SEC.

This Conflict Minerals Report of Amkor Technology, Inc. for calendar year 2015 was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

Business Overview

Amkor is one of the world’s leading providers of outsourced semiconductor packaging and test services. Packaging is the processing of bare die, a small block of semiconducting material on which a functional circuit is fabricated, to facilitate electrical connections, heat dissipation and protection of the die. Some of the materials we use when providing packaging services contain tantalum, tin, tungsten, or gold (“Conflict Minerals”). Test services involve checking that a packaged die meets its design and performance specifications and do not involve the use of Conflict Minerals.

The mineral supply chain that provides us with Conflict Minerals is divided into upstream and downstream entities. An upstream entity is between the mine of origin and the smelter or refiner and includes miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral reprocessors, smelters, and refiners. A downstream entity is between the smelter or refiner and the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

Amkor is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

Due Diligence Overview

We undertook due diligence on the source and chain of custody of the Conflict Minerals we use when providing packaging services. We conducted a significant portion of our due diligence using tools and relying on information provided by the Conflict-Free Sourcing Initiative (CFSI), an industry group that works to address Conflict Minerals issues within supply chains. One CFSI tool we used was the Conflict Minerals Reporting Template (CMRT), which facilitates the collection of information on the source of Conflict Minerals. We also relied on information from the Conflict-Free Smelter Program (CFSP), a voluntary initiative managed by the CFSI in which an independent third party audits the procurement activities of a smelter or refiner to determine, with reasonable confidence, that the minerals it processes originated from conflict-free sources. Upon completion of a successful audit, the smelter or refiner is designated by the CFSI as “Compliant”.

Due Diligence Design

We designed our due diligence to conform to an internationally recognized due diligence framework, the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and related supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Framework”).

Due Diligence Performed

The OECD Framework provides a five-step framework for risk-based due diligence in the mineral supply chain. Using this framework, we list below the actions taken to exercise due diligence on the source of Conflict Minerals we used when providing packaging services.

Step 1 - Establish Strong Management Systems

•	Adopted and published a Conflict Minerals Policy, stating our goal to achieve a conflict-free supply chain, on the “About Us” tab of www.amkor.com.

•
Assembled an internal team to implement our Conflict Minerals Policy, which included members from the Procurement, Legal, Internal Audit and Quality Assurance teams, and reported on program activities to Executive Management.

•	Established and updated processes and procedures to meet the requirements of our Conflict Minerals Policy.

•	Required our direct suppliers to undertake due diligence to achieve a conflict-free supply chain.

•	Instituted a records retention practice for records related to the sourcing of Conflict Minerals.

•	Maintained our existing grievance system where stakeholders can raise a question or make a report on ethical or legal issues, including issues relating to Conflict Minerals.

•	Obtained an independent assessment of the current state of our Conflict Minerals Management System for alignment with the OECD Framework.

Step 2 - Identify and Assess Risks in the Supply Chain

•	Conducted a supply chain survey of our direct suppliers of Conflict Minerals using the CMRT to identify the smelters, refiners and/or mines of origin of Conflict Minerals.

•
Compared smelters, refiners and/or mines of origin identified by our direct suppliers against the list of smelters, refiners and mineral sourcing information that have received a “Compliant” designation by the CFSP.

•
Performed additional due diligence on a portion of our direct suppliers, including on-site reviews of documentation and procedures, to evaluate the reasonableness of responses received and alignment with the OECD Framework.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•	Prepared a risk management plan designed to mitigate the risk that our direct suppliers do not meet our expectations to achieve a conflict-free supply chain.

•
Conducted training and held periodic communications with our direct suppliers to increase awareness of our goal to achieve a conflict free supply chain and to reduce the risk of inaccurate information received from our suppliers.

•
Contacted a portion of smelters and refiners within our supply chain to encourage them to participate in the CFSP or industry equivalent. Our outreach efforts included on-site visits with select smelters and meetings with industry associations.

•	Reported information on the source and chain of custody of conflict minerals in our supply chain to

Executive Management.

Step 4 - Carry Out Independent Third-party Audits of Smelter/Refiner’s Due Diligence Practices

•
Maintained our membership in the CFSI, an industry group that has implemented the CFSP. As a member, we have relied on the results of the CFSP to provide smelter, refiner, and mineral sourcing information on the Conflict Minerals we used when providing packaging services.

Step 5 - Report Annually on Supply Chain Due Diligence

•	Published our supply chain due diligence within our 2015 Form SD and Conflict Minerals Report, which is located on the “Investors” tab of www.amkor.com, under “SEC filings”.

Due Diligence Results

The results of our due diligence indicates that the sources of Conflict Minerals are (1) from recycled or scrap materials, (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”), or (3) from outside the Covered Countries. We received responses from all of our direct suppliers subject to our supply chain survey for 2015. Collectively, their responses listed 155 smelters and refiners within their supply chains, all of which have been designated as of December 31, 2015 as Compliant under the CFSP.

The following tables list the population of smelters, refiners, and origin of Conflict Minerals within our supply chain for 2015. Our efforts to determine this population are described above under the caption “Due Diligence Performed.” The information presented is derived from information provided by our direct suppliers and the CFSP.

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter or Refiner Name	Country Location
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Jiangxi Copper Company Limited	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Penoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter or Refiner Name	Country Location
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Sempsa Joyería Platería SA	Spain
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Denshi Kogyo K.K	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Co., Ltd.	Thailand

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter or Refiner Name	Country Location
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter or Refiner Name	Country Location
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter or Refiner Name	Country Location
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen H.C.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Countries of Origin for Conflict Minerals
Angola	France	Portugal
Argentina	Germany	Republic of Congo
Australia	Guyana	Russia
Austria	Hungary	Rwanda
Belgium	India	Sierra Leone
Bolivia	Indonesia	Singapore
Brazil	Ireland	Slovakia
Burundi	Israel	South Africa
Cambodia	Japan	South Korea
Canada	Kazakhstan	South Sudan
Central African Republic	Kenya	Spain
Chile	Laos	Suriname
China	Luxembourg	Switzerland
Colombia	Madagascar	Taiwan
Côte D’Ivoire	Malaysia	Tanzania
Czech Republic	Mongolia	Thailand
Democratic Republic of Congo	Mozambique	Uganda
Djibouti	Myanmar	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru	Zimbabwe

Due Diligence Improvements

We plan to undertake the following steps during the next compliance period to mitigate the risk that our Conflict Minerals benefit armed groups:

•	Continue our engagement with our direct suppliers with additional training and periodic communications.

•
Maintain our efforts to identify annually the smelters and refiners within our supply chain by evaluating the information received from our direct suppliers and comparing it with revised information published by the CFSI.

•	Contact a portion of our smelters and refiners directly to encourage them to participate in the CFSP or industry equivalent.

•	Continue our active participation in the CFSI and support industry efforts to improve the monitoring and reporting of supply chain activities.